Exhibit 99.1

TTEC Announces Fourth Quarter and

Full Year 2025 Financial Results

Fourth Quarter 2025

Revenue was $570.0 Million, up 0.4 Percent

Net Loss of $170.5 Million due to a $205.4 Million

Non-Cash Goodwill Impairment and Related Tax Adjustment

(Net Income of $22.8 Million or 4.0 Percent of Revenue Non-GAAP)

Adjusted EBITDA was $62.2 Million or 10.9 Percent of Revenue

Full Year 2025

Revenue was $2.137 Billion, down 3.2 Percent

Net Loss of $185.1 Million

(Net Income of $52.8 Million or 2.5 Percent of Revenue Non-GAAP)

Adjusted EBITDA was $213.7 Million or 10.0 Percent of Revenue

Provides Outlook for Full Year 2026

AUSTIN, Texas, February 26, 2026 – TTEC Holdings, Inc. (NASDAQ:TTEC), a leading global consulting, technology and managed services company focused on delivering solutions at the intersection of data, AI and customer experience, announced today financial results for the fourth quarter and full year ended December 31, 2025.

“2025 was a year of focused execution across the business with solid results. We expanded our client base, deepened strategic partnerships, and scaled AI integration both internally and for our clients externally, all while strengthening our leadership team, operational agility, and balance sheet,” commented Ken Tuchman, chairman and chief executive officer of TTEC.

Tuchman continued, “Despite the AI overhang impacting valuations for CX and many other industries, our end-to-end technology and managed services solutions are more relevant than ever. While many brands are struggling to realize a return on their AI investments due to fragmented data and legacy technology ecosystems, TTEC’s deep understanding of the full CX tech stack and complex workflows is enabling us to bridge the gap. Working in partnership with our clients across the globe, we deliver outcome-based solutions that are increasing our clients’ revenue, operational efficiencies and brand loyalty. As we focus on 2026, we remain committed to our top and bottom-line financial disciplines while investing in CX innovation and client relationships.”

FOURTH QUARTER 2025 FINANCIAL HIGHLIGHTS

Revenue

•	Fourth quarter 2025 GAAP revenue was $570.0 million, a 0.4 percent increase compared to $567.4 million in the prior year.

•	Foreign exchange had a $4.0 million positive impact on revenue in the fourth quarter of 2025.

Income (Loss) from Operations

•	Fourth quarter 2025 GAAP loss from operations was $172.5 million, or negative 30.3 percent of revenue, compared to income from operations of $15.3 million, or 2.7 percent of revenue in the prior year. The loss from operations was the result of a non-cash pre-tax $205.4 million impairment charge related to the fair value of a TTEC Digital reporting unit.
•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $47.8 million, or 8.4 percent of revenue, compared to $34.9 million, or 6.2 percent of revenue in the prior year.
•	Foreign exchange had a $1.2 million negative impact on Non-GAAP income from operations in the fourth quarter of 2025.

Adjusted EBITDA

•	Fourth quarter 2025 Non-GAAP Adjusted EBITDA was $62.2 million, or 10.9 percent of revenue, compared to $50.9 million, or 9.0 percent of revenue in the prior year.

Net Income (Loss) Per Share

•	Fourth quarter 2025 GAAP fully diluted net loss per share was $3.51 compared to a fully diluted net income per share of $0.10 in the prior year.
•	Non-GAAP fully diluted net income per share was $0.47 compared to $0.19 in the prior year.

FULL YEAR 2025 FINANCIAL HIGHLIGHTS

Revenue

•	Full year 2025 GAAP revenue was $2.137 billion, a 3.2 percent decrease compared to $2.208 billion in the prior year.
•	Foreign exchange had a $2.6 million positive impact on revenue for the full year 2025.

Income (Loss) from Operations

•	Full year 2025 GAAP loss from operations was $117.1 million, or negative 5.5 percent of revenue, compared to a loss from operations of $173.5 million, or negative 7.9 percent of revenue in the prior year. The 2025 GAAP loss was the result of the fourth quarter one-time impairment charge related to the fair value of a TTEC Digital reporting unit, while the 2024 GAAP loss was due to the second quarter non-cash impairment charge of a TTEC Engage reporting unit.
•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $155.0 million, or 7.3 percent of revenue, compared to $136.5 million, or 6.2 percent in the prior year.
•	Foreign exchange had a $4.3 million positive impact on Non-GAAP income from operations for the full year 2025.

Adjusted EBITDA

•	Full year 2025 Non-GAAP Adjusted EBITDA was $213.7 million, or 10.0 percent of revenue, compared to $202.3 million, or 9.2 percent of revenue in the prior year.

Net Income (Loss) Per Share

•	Full year 2025 GAAP fully diluted net loss per share was $3.84 compared to net loss per share of $6.52 in the prior year.
•	Non-GAAP fully diluted net income per share was $1.10 compared to $0.71 in the prior year.

CASH FLOW AND BALANCE SHEET

•	Cash flow from operations in fourth quarter of 2025 was a positive $2.6 million compared to a negative $1.1 million for the fourth quarter 2024. For the full year 2025, cash flow from operations was a positive $121.1 million compared to a negative $58.8 million for the same period in 2024. The negative 2024 cash flow from operations was primarily related to the discontinuation of the accounts receivable factoring facility.

•	Free cash flow in the fourth quarter 2025 was a negative $9.2 million compared to a negative $9.8 million for the fourth quarter 2024. For the full year 2025, free cash flow was a positive $83.0 million compared to a negative $104.0 million for the same period in 2024. The 2024 full year free cash flow was negatively impacted by the discontinuation of the accounts receivable factoring facility.

•	Capital expenditures in the fourth quarter 2025 were $11.7 million compared to $8.7 million for the fourth quarter 2024. For the full year 2025, capital expenditures were $38.1 million compared to $45.2 million for the same period in 2024.

•	As of December 31, 2025, TTEC had cash and cash equivalents of $82.9 million and debt of $908.0 million, resulting in a net debt position of $825.1 million. This compares to a net debt position of $893.0 million for the same period in 2024.

•	As of December 31, 2025, TTEC’s remaining borrowing capacity under its revolving credit facility was approximately $95 million compared to $225 million for the same period in 2024.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for TTEC Digital and TTEC Engage business segments. Financial highlights for the two business segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	Fourth quarter 2025 GAAP revenue for TTEC Digital was $125.5 million, an increase of 9.2 percent compared to $115.0 million in the year ago period. Loss from operations was $200.0 million, or negative 159.3 percent of revenue, compared to an operating income of $6.9 million, or 6.0 percent of revenue in the prior year.

•	Non-GAAP income from operations was $11.8 million, or 9.4 percent of revenue, compared to operating income of $12.7 million, or 11.0 percent of revenue in the prior year.

TTEC Engage – Technology-enabled customer care, acquisition, and fraud mitigation services

•	Fourth quarter 2025 GAAP revenue for TTEC Engage was $444.5 million, a 1.8 percent decrease from $452.5 million for the year ago period. Income from operations was $27.4 million, or 6.2 percent of revenue, compared to operating income of $8.4 million, or 1.9 percent of revenue in the prior year.
•	Non-GAAP income from operations was $36.1 million, or 8.1 percent of revenue, compared to operating income of $22.3 million, or 4.9 percent of revenue in the prior year.
•	Foreign exchange had a $3.8 million positive impact on revenue and a $1.3 million negative impact on income from operations.

BUSINESS OUTLOOK

“We are pleased with our full year 2025 financial performance, increasing our profitability and expanding our margins across both segments, despite an overall modest decline in revenue. We also significantly increased our free cash flow and reduced our borrowings, reflecting our commitment to further deleverage and strengthen our balance sheet. This was accomplished against the backdrop of an evolving market in both our Engage and Digital segments,” commented Kenny Wagers, chief financial officer of TTEC.

Wagers continued, “We are well positioned to further increase our EBITDA and operating income, expand our margins, and reduce our debt in 2026, as we remain focused on higher value transformational engagements across both segments. We have the discipline and confidence to deliver on our 2026 full year outlook.”

TTEC Full Year 2026 Outlook

	Full Year 2026		Full Year 2026
	Guidance		Mid-Point
Revenue	$2,005M	— $2,055M	$2,030M
Non-GAAP adjusted EBITDA	$220M	— $240M	$230M
Non-GAAP adjusted EBITDA margins	11.0%	— 11.7%	11.3%
Non-GAAP operating income	$159M	— $179M	$169M
Non-GAAP operating income margins	7.9%	— 8.7%	8.3%
Interest expense, net	($72M)	— ($74M)	($73M)
Non-GAAP adjusted tax rate	38%	— 42%	40%
Diluted share count	48.5M	— 48.7M	48.6M
Non-GAAP earnings per a share	$1.06	— $1.32	$1.19

Engage Full Year 2026 Outlook

	Full Year 2026		Full Year 2026
	Guidance		Mid-Point
Revenue	$1,585M	— $1,615M	$1,600M
Non-GAAP adjusted EBITDA	$164M	— $176M	$170M
Non-GAAP adjusted EBITDA margins	10.3%	— 10.9%	10.6%
Non-GAAP operating income	$114M	— $126M	$120M
Non-GAAP operating income margins	7.2%	— 7.8%	7.5%

Digital Full Year 2026 Outlook

	Full Year 2026		Full Year 2026
	Guidance		Mid-Point
Revenue	$420M	— $440M	$430M
Non-GAAP adjusted EBITDA	$56M	— $64M	$60M
Non-GAAP adjusted EBITDA margins	13.3%	— 14.6%	14.0%
Non-GAAP operating income	$45M	— $53M	$49M
Non-GAAP operating income margins	10.6%	— 12.0%	11.3%

The company has not quantitatively reconciled its guidance for Non-GAAP operating income, Non-GAAP operating income margins, Non-GAAP adjusted EBITDA, Non-GAAP adjusted EBITDA margins, Non-GAAP adjusted tax rate, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including restructuring and impairment charges, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the Company’s control or cannot be reliably predicted. Accordingly, the Company is unable to provide reconciliations to GAAP operating income, operating income margins, EBITDA margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s 2025 financial results as reported under GAAP.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

EARNINGS WEBCAST/CONFERENCE CALL

TTEC will host a live webcast and conference call at 8:30 a.m. ET on Friday, February 27, 2026. You are invited to join a live webcast of the conference call by visiting the “Investors Relations” section of the TTEC website at www.ttec.com. If you are unable to participate during the live webcast, a replay will be available on the TTEC website.

ABOUT TTEC

TTEC (pronounced T-TEC) Holdings, Inc. (NASDAQ:TTEC) is a leading global CX (customer experience) technology and services innovator for AI-enabled digital CX solutions. Serving iconic and disruptive brands, TTEC’s outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next-gen digital technology, the Company’s TTEC Digital business designs, builds, and operates omnichannel contact center technology, CRM, AI and analytics solutions. The company’s TTEC Engage business delivers AI-enabled customer engagement, customer acquisition and growth, tech support, back office, and fraud prevention services. Founded in 1982, the company’s singular obsession with CX excellence has earned it leading client, customer, and employee satisfaction scores across the globe. The company’s employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com.

FORWARD-LOOKING STATEMENTS

This Earnings Press Release and related oral statements contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to our operations, expected financial position, results of operation, effective tax rate, cash flow, leverage, liquidity, business strategy, profit improvement actions, competitive position, demand for our services in international operations, acquisition opportunities and impact of acquisitions, capital allocation and dividends, growth opportunities, spending, capital expenditures and investments, competition and market forecasts, industry trends, our human capital resources, and other business, operational and financial matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance.

In this Release when we use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements. Unless otherwise indicated or except where the context otherwise requires, the terms “TTEC,” “the Company,” “we,” “us” and “our” and other similar terms in this report refer to TTEC Holdings, Inc. and its subsidiaries. We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties, and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC’s public website at www.sec.gov.

Our forward-looking statements speak only as of the date that this release is issued. We undertake no obligation to update them, except as may be required by applicable law. Although we believe that our forward-looking statements are reasonable, they depend on many factors outside of our control and we can provide no assurance that they will prove to be correct.

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2025	2024	2025	2024

Revenue	$569,957	$567,437	$2,136,899	$2,207,587

Operating Expenses:
Cost of services	443,232	448,931	1,670,687	1,735,865
Selling, general and administrative	70,701	73,161	280,333	293,042
Depreciation and amortization	22,148	23,697	89,760	97,955
Restructuring charges, net	1,014	3,806	5,897	10,152
Impairment losses	205,401	2,549	207,367	244,093
Total operating expenses	742,496	552,144	2,254,044	2,381,107

Income / (Loss) From Operations	(172,539)	15,293	(117,145)	(173,520)

Other income (expense), net	(13,874)	(2,424)	(53,092)	(62,997)

Income / (Loss) Before Income Taxes	(186,413)	12,869	(170,237)	(236,517)

Provision for income taxes	15,885	(8,250)	(14,835)	(74,100)

Net Income / (Loss)	(170,528)	4,619	(185,072)	(310,617)

Net income / (loss) attributable to noncontrolling interest	(1,964)	(2,618)	(7,394)	(10,348)

Net Income / (Loss) Attributable to TTEC Stockholders	$(172,492)	$2,001	$(192,466)	$(320,965)

Net Income / (Loss) Per Share

Basic	$(3.51)	$0.10	$(3.84)	$(6.52)

Diluted	$(3.51)	$0.10	$(3.84)	$(6.52)

Net Income / (Loss) Per Share Attributable to TTEC Stockholders

Basic	$(3.55)	$0.04	$(3.99)	$(6.74)

Diluted	$(3.55)	$0.04	$(3.99)	$(6.74)

Income / (Loss) From Operations Margin	(30.3)%	2.7%	(5.5)%	(7.9)%
Net Income / (Loss) Income Margin	(29.9)%	0.8%	(8.7)%	(14.1)%
Net Income / (Loss) Attributable to TTEC Stockholders Margin	(30.3)%	0.4%	(9.0)%	(14.5)%
Effective Tax Rate	8.5%	64.1%	(8.7)%	(31.3)%

Weighted Average Shares Outstanding
Basic	48,549	47,736	48,211	47,614
Diluted	48,549	48,150	48,211	47,614

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2025	2024	2025	2024

Revenue:
TTEC Digital	$125,499	$114,950	$469,201	$459,018
TTEC Engage	444,458	452,487	1,667,698	1,748,569
Total	$569,957	$567,437	$2,136,899	$2,207,587

Income / (Loss) From Operations
TTEC Digital	$(199,952)	$6,921	$(177,820)	$23,691
TTEC Engage	27,413	8,372	60,675	(197,211)
Total	$(172,539)	$15,293	$(117,145)	$(173,520)

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$82,901	$84,991
Accounts receivable, net	455,829	452,573
Prepaids and other current assets	124,006	92,947
Income and other tax receivables	10,615	21,785
Total current assets	673,351	652,296

Property and equipment, net	111,778	132,051
Operating lease assets	86,064	91,263
Goodwill	368,678	571,197
Other intangibles assets, net	133,688	164,808
Income and other tax receivables, long-term	8,595	31,781
Other assets	116,928	109,984

Total assets	$1,499,082	$1,753,380

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$72,637	$84,180
Accrued employee compensation and benefits	155,400	137,636
Deferred revenue	58,828	64,752
Current operating lease liabilities	34,188	33,358
Other current liabilities	34,899	34,010
Total current liabilities	355,952	353,936

Long-term liabilities:
Line of credit	905,000	975,000
Non-current operating lease liabilities	61,170	71,008
Other long-term liabilities	64,057	85,317
Total long-term liabilities	1,030,227	1,131,325

Equity:
Common stock	486	477
Additional paid in capital	432,268	420,181
Treasury stock	(584,900)	(584,900)
Accumulated other comprehensive income (loss)	(106,938)	(132,121)
Retained earnings	354,151	546,617
Noncontrolling interest	17,836	17,865
Total equity	112,903	268,119

Total liabilities and equity	$1,499,082	$1,753,380

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve months ended	Twelve months ended
	December 31,	December 31,
	2024	2024

Cash flows from operating activities:
Net (loss) income	$(185,072)	$(310,617)
Adjustment to reconcile net (loss) income to net cash provided by operating activities :
Depreciation and amortization	89,760	97,955
Amortization of contract acquisition costs	1,344	1,995
Amortization of debt issuance costs	2,291	2,020
Imputed interest expense and fair value adjustments to contingent consideration	-	(1,496)
Provision for credit losses	980	3,596
Loss on disposal of assets	1,174	(13,281)
Impairment losses	207,367	244,093
Loss on dissolution of subsidiary	517
Deferred income taxes	(17,155)	58,530
Excess tax benefit from equity-based awards	2,194	4,352
Equity-based compensation expense	13,441	18,690
Loss / (gain) on foreign currency derivatives	(230)	384
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	1,641	(66,329)
Prepaids and other assets	36,685	(17,120)
Accounts payable and accrued expenses	25,065	(43,220)
Deferred revenue and other liabilities	(58,927)	(38,370)
Net cash provided by operating activities	121,075	(58,818)

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	4,483	45,650
Purchases of property, plant and equipment	(38,109)	(45,173)
Net cash used in investing activities	(33,626)	477

Cash flows from financing activities:
Net proceeds from / (repayments of) line of credit	(70,000)	(20,000)
Payments on other debt	(2,322)	(2,405)
Dividends paid to shareholders	-	(2,847)
Payments to noncontrolling interest	(8,196)	(9,226)
Tax payments related to the issuance of restricted stock units	(1,345)	(1,014)
Payments of debt issuance costs	(1,434)	(2,804)
Net cash used in financing activities	(83,297)	(38,296)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(6,242)	7,723

(Decrease) in cash, cash equivalents and restricted cash	(2,090)	(88,914)
Cash, cash equivalents and restricted cash, beginning of period	84,991	173,905
Cash, cash equivalents and restricted cash, end of period	$82,901	$84,991

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2025	2024	2025	2024

Revenue	$569,957	$567,437	$2,136,899	$2,207,587

Reconciliation of Non-GAAP Income from Operations and EBITDA:

Net (Loss) / Income from Operations	$(172,539)	$15,293	$(117,145)	$(173,520)
Restructuring charges, net	1,014	3,806	5,897	10,152
Impairment losses	205,401	2,549	207,367	244,093
Property costs not related to operations	-	(96)	(46)	2,233
Mexico VAT consulting fees	40	-	966	-
Liability related to notifications triggered by labor scheme	-	-	-	(187)
Expenses related to non-binding offer	3,164	1,956	13,609	1,956
Equity-based compensation expenses	3,056	3,441	13,440	18,690
Amortization of purchased intangibles	7,711	7,986	30,926	33,039

Non-GAAP Income from Operations	$47,847	$34,935	$155,014	$136,456

Non-GAAP Income from Operations Margin	8.4%	6.2%	7.3%	6.2%

Depreciation and amortization	14,437	15,711	58,834	63,863
Changes in acquisition contingent consideration	-	-	-	(1,496)
Loss on dissolution of subsidiary	517	-	517	-
Gain on property sale	-	(15,453)	(629)	(15,453)
Mexico VAT Recovery	(2,039)	-	(10,380)	-
Foreign SS Tax Recovery	-	-	-	(853)
Foreign VAT receivable writeoff	-	-	-	770
Foreign exchange loss / (gain), net	(704)	(1,961)	1,114	420
Other Income (expense), net	2,105	17,633	9,246	18,586

Adjusted EBITDA	$62,163	$50,865	$213,716	$202,293

Adjusted EBITDA Margin	10.9%	9.0%	10.0%	9.2%

Reconciliation of Non-GAAP EPS:

Net (Loss) Income	$(170,528)	$4,619	$(185,072)	$(310,617)
Add:Asset impairment and restructuring charges	206,415	6,355	213,264	254,245
Add:Equity-based compensation expenses	3,056	3,441	13,440	18,690
Add:Amortization of purchased intangibles	7,711	7,986	30,926	33,039
Add:Property costs not related to operations	-	(96)	(46)	2,233
Add:Expenses related to non-binding offer	3,164	1,956	13,609	1,956
Add:Gain on sale of property	-	(15,453)	(629)	(15,453)
Add:Liability related to notifications triggered by labor scheme	-	-	-	(187)
Add:Foreign SS Tax Recovery	-	-	-	(853)
Add:Foreign VAT receivable writeoff	-	-	-	770
Add:Foreign VAT (inclusive of interest)	(2,931)	-	(17,909)	-
Add:Changes in acquisition contingent consideration	-	-	-	(1,496)
Add:Loss on dissolution of subsidiary	517	-	517	-
Add:Foreign exchange loss / (gain), net	(704)	(1,961)	1,114	420
Less:Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(23,904)	2,108	(16,379)	50,860

Non-GAAP Net Income	$22,796	$8,955	$52,835	$33,607

Diluted shares outstanding	48,549	48,150	48,211	47,614

Non-GAAP EPS	$0.47	$0.19	$1.10	$0.71

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net (loss) / income	$(170,528)	$4,619	$(185,072)	$(310,617)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,148	23,697	89,760	97,955
Other	150,950	(29,402)	216,387	153,844
Net cash provided by operating activities	2,570	(1,086)	121,075	(58,818)

Less - Total Cash Capital Expenditures	11,728	8,708	38,109	45,173

Free Cash Flow	$(9,158)	$(9,794)	$82,966	$(103,991)

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

Reconciliation of Non-GAAP Income from Operations and Adjusted EBITDA by Segment :

	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital
	Q4 25	Q4 24	Q4 25	Q4 24	YTD 25	YTD 24	YTD 25	YTD 24

Income / (Loss) from Operations	$27,413	$8,372	$(199,952)	$6,921	$60,675	$(197,213)	$(177,820)	$23,692
Restructuring charges, net	616	3,394	398	412	3,958	9,091	1,938	1,062
Impairment losses	73	2,549	205,328	-	1,801	241,149	205,567	2,944
Mexico VAT Consulting Fees	40	-	-	-	966	-	-	-
Property costs not related to operations	-	(96)	-	-	(46)	2,233	-	-
Expenses related to non-binding offer	1,937	1,956	1,227	-	9,269	1,956	4,340	-
Liability related to notifications triggered by labor scheme	-	-	-	-	-	(187)	-	-
Equity-based compensation expenses	1,961	2,006	1,095	1,435	8,304	11,754	5,136	6,936
Amortization of purchased intangibles	4,055	4,088	3,656	3,898	16,274	16,394	14,652	16,645

Non-GAAP Income from Operations	$36,095	$22,269	$11,752	$12,666	$101,201	$85,177	$53,813	$51,279

Depreciation and amortization	11,832	12,780	2,605	2,931	48,276	52,629	10,557	11,234
Changes in acquisition contingent consideration	-	-	-	-	-	(1,496)	-	-
Mexico VAT Recovery	(2,039)	-	-	-	(10,380)	-	-	-
Loss on dissolution of subsidiary	517	-	-	-	517	-	-	-
Foreign VAT receivable writeoff	-	-	-	-	-	770	-
Foreign SS Tax Recovery	-	-	-	-	-	(853)	-
Gain on property sale	-	(15,453)	-		(629)	(15,453)	-
Foreign exchange loss / (gain), net	(719)	(1,724)	15	(237)	891	794	224	(375)
Other Income (expense), net	2,119	17,478	(14)	155	9,466	18,311	(220)	276

Adjusted EBITDA	$47,805	$35,350	$14,358	$15,515	$149,342	$139,879	$64,374	$62,414